NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER

DEFENSE TECHNOLOGIES INTERNATIONAL CORP

SHARES

CUSIP NO. 24464F 204

RESTRICTED SECURITIES

400,000,000 SHARES AUTHORIZED COMMON STOCK
$.001 PAR VALUE

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

- SHARES OF DEFENSE TECHNOLOGY INTERNTIONAL CORP. COMMON STOCK –

transferable on the books of the Corporation person dul authorized attorney upon surrender of this Certificate properly endorsed. This Certificate not va countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CORPORATE Seal

Countersigned:
Standa trar & Transfer Company, Inc.
Salt Lake City, UT 84111

By Authorized Signature